Exhibit 99.1

State and Federal Regulators Lift Sanctions at InnovAge’s Colorado PACE Centers

DENVER, CO., January 23, 2023 (GLOBE NEWSWIRE) -- InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), a market leading healthcare provider and payer for high-cost, dual-eligible seniors, announced today the release of enrollment sanctions for its six Colorado centers by the Centers for Medicare & Medicaid Services (CMS) and the Colorado Department of Healthcare Policy and Finance (HCPF).

The release of both sanctions permits InnovAge to resume normal enrollment of eligible Colorado seniors into its Program of All-inclusive Care for the Elderly (PACE) at its centers in Aurora, Denver, Lakewood, Northern Colorado, Pueblo, and Thornton. CMS and HCPF will require InnovAge to conduct post-sanction corrective action and monitoring activities to address any issues identified during the validation audits.

The enrollment sanction release in Colorado follows CMS’ November release from sanction of InnovAge’s PACE center in Sacramento, California. The company continues to await action from the California Department of Health Care Services.

“We are extremely honored and excited to resume enrollment of eligible Colorado seniors into the PACE program,” said CEO Patrick Blair.  “What’s more, I couldn’t be more grateful to our InnovAge associates, who have tirelessly focused on improving the level of care and services to our valued participants. Without their dedication to the mission – and heroic efforts – we would not be in this position.”

Blair concluded, “I would also like to extend my sincerest gratitude to our Colorado and federal regulatory agencies for their partnership and the trust they place in InnovAge to care for thousands of frail seniors.  At InnovAge I speak for all our associates when I say that we are at the beginning of an ongoing journey of improvement and operational excellence. We will continue to focus on these elements as we fulfill our long-term mission of expanding access to community-based care for more seniors.”

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE). With a mission of enabling older adults to age independently in their own homes for as long as safely possible, InnovAge’s patient-centered care model is designed to improve the quality of care its participants receive while reducing over-utilization of high-cost care settings. InnovAge believes its PACE healthcare model is one in which all constituencies — participants, their families, providers, and government payors — “win.” As of September 30, 2022, InnovAge served approximately 6,540 participants across 18 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota

rkubota@myinnovage.com

Media Contact:

Sarah Rasmussen, APR

srasmussen@myinnovage.com

Forward-Looking Statements - Safe Harbor

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, statements regarding our expectations with respect to the Company’s ability to enroll participants and the Company’s prospects following release of sanctions by CMS and HCPF in the State of Colorado and CMS in the state of California; developments regarding the Company’s current audits, including actions taken by the Department of Health Care Services of the State of California (DHCS); relationships and discussions with regulatory agencies; and our expectations with respect to correcting deficiencies raised in audits and other processes. Forward-looking statements are based only on currently available information and our current beliefs, expectations and assumptions. You should not place undue reliance on our forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: (i) the risk that the DHCS will not release the Company’s Sacramento centers from enrollment sanctions for Medicaid participants in the near term or at all; (ii) the results of periodic inspections, reviews, audits, investigations under the federal and state government programs (iii) our ability to sufficiently cure any deficiencies identified by the respective federal and state government programs; (iv) our inability to enroll or attract new participants and grow our revenue even if sanctions by federal and state agencies have been lifted; and (v) the concentration of our presence in Colorado. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.

Any forward-looking statement made by the Company is based on information currently available to us. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.